UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2006
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5759	65-0949535

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida		33131

(Address of Principal Executive Offices)		(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
On November 9, 2006, Vector Group Ltd. (the “Company”) issued a press release disclosing certain operating data and other information relating to the third quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in Item 2.02 of this Current Report on Form 8-K, including the exhibit hereto, is not deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On November 9, 2006, the Company determined that it would restate its financial statements for each of the years ended December 31, 2004 and 2005, and selected financial data for each of the years 2004 and 2005 appearing in Item 6 of its Annual Report on Form 10-K, as amended, for the year ended December 31, 2005, as well as its interim financial statements for the quarters ended March 31, 2005 and 2006, June 30, 2005 and 2006, and September 30, 2005. The restatement will correct an error in the computation of the amortization of the debt discount created by the embedded derivative and the beneficial conversion feature associated with the Company’s 5% variable interest senior convertible notes due 2011. As a result, the Company’s previously issued financial statements for these periods should not be relied upon.
The revised financial statements and selected financial data for the periods referenced above will be included, as applicable, in an amended Annual Report on Form 10-K, as amended, for the year ended December 31, 2005, and in amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006. The revised interim financial statements for the quarter ended September 30, 2005 will be included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. The Company expects to file the amended documents as promptly as practicable.
The Company previously amortized the debt discount using an erroneous amortization method that did not result in a consistent yield on the convertible debt over its term (the effective interest method). The amortization method used by the Company resulted in an overstatement of non-cash interest expense during 2004 and 2005, all interim periods in 2005 and the first two interim periods in 2006 than that which would have resulted using the effective interest method. The effect of the restatement will be to decrease previously reported non-cash interest expense and to increase previously reported income by a total of approximately $8.1 million on a pre-tax basis for the affected periods as follows:

	Interest Expense		Net Income (loss)
(Amounts in 000s)	As reported	As restated	As reported	As restated

Three months ended December 31, 2004	$5,332	$4,811	$11,024	$11,360

Year ended December 31, 2004	25,077	24,556	6,815	7,151

Three months ended March 31, 2005	6,647	5,514	11,496	12,227

Three months ended June 30, 2005	9,242	7,581	10,277	11,348

Three months ended September 30, 2005	8,266	7,010	9,235	10,045

Three months ended December 31, 2005	7,825	6,626	18,087	18,766

Year ended December 31, 2005	31,980	26,731	49,095	52,386

Three months ended March 31, 2006	8,266	7,052	9,293	10,013

Three months ended June 30, 2006	8,802	7,724	(3,349)	(2,710)
The restatement will have no effect on previously reported operating income or net reported cash flows for the restated periods. As a result of the restatement, this previously reported non-cash interest expense of approximately $8.1 million will be recognized over the remaining term of the convertible debt.
In the Company’s Quarterly Reports on Form 10-Q for each of the quarterly periods ended March 31, 2005 and 2006, June 30, 2005 and 2006, and September 30, 2005, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, management originally reported that the Company’s disclosure controls and procedures were effective as of each of those dates. Further, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, management concluded that its internal control over financial reporting was effective as of December 31, 2005. In the light of the restatement discussed above, the Company has reassessed the effectiveness of its disclosure controls and procedures, and its internal control over financial reporting as of those dates, respectively, and has concluded that they were not effective as of those dates due to the material weakness discussed below.
A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
The Company did not maintain effective controls over the accuracy of its debt discount amortization. Specifically, the Company did not maintain effective controls to ensure that the amortization of its debt discount created by the embedded derivative and beneficial converion feature resulted in a consistent yield on the Company’s 5% variable interest senior convertible notes due 2011 over its term in accordance with generally accepted accounting principles through application of the effective interest method. This control deficiency resulted in the restatement of the Company’s annual consolidated financial statements for the years ended December 31, 2004 and 2005, all interim periods in 2005, the first two interim periods of 2006 and adjustments to the third interim period of 2006. In addition, this control deficiency could result in misstatement of the Company’s debt, other assets and interest expense that would result in a material misstatement to the Company’s annual or interim consolidated financial statements that would not be prevented or detected. Accordingly the Company’s management has determined that this control deficiency constitutes a material weakness.
In response to the material weakness in internal control over financial reporting described above, management has reviewed its procedures and processes over the accuracy of its debt discount amortization. The Company has revised the amortization of its debt discount for its 5% variable interest senior convertible notes due 2011 and has plans to establish a control to test the amortization of debt discounts to ascertain that such amortization results in a consistent yield on the convertible debt over its term in accordance with the effective interest method and generally accepted accounting principles. The Company will perform such a review and test for any new convertible debt or any changes to projected interest payments on its existing convertible debt to ensure it results in a consistent yield. The Company will continue to monitor the effectiveness of this newly designed control to ascertain when the aforementioned material weakness has been remediated
The decision to restate the Company’s consolidated financial statements was made by the Company’s Audit Committee on November 9, 2006 upon the recommendation of the Company’s management. The Chairman of the Company’s Audit Committee and the Company’s Chief Financial Officer have discussed the matters disclosed in Item 4.02 of this filing with PricewaterhouseCoopers LLP, the Company’s independent registered certified public accounting firm.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
The following Exhibits are filed herewith:
Exhibit 99.1     Press Release dated November 9, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Chief Financial Officer and Treasurer

Date: November 13, 2006